<Letterhead of Caltex, Inc. appears here>

August 20, 1999

Mr. Joseph A. Sanpietro
Medi-Hut Co., Inc.
1935 Swarthmore Ave.
Lakewood, NJ 09802

Dear Mr. Sanpietro,

     This letter is to inform you that the distribution of our condoms in either our company brand label, your Elite brand or any brand name required by Medi-Hut Co., Inc. will be protected as follows:

1.  Not to disclose this confidential agreement outside our company.

2. To limit dissemination of this information to only those employees who have a need to know in order to perform their duties.

3. Not to use this information in any manner which would impair the rights of Medi-Hut Co., Inc., such as to use this information in competition, either directly or indirectly with Medi-Hut., Inc.

4. To bill Medi-Hut., Inc. directly and not to have any contact with your customer whatsoever.

5.  To follow your delivery instructions as contained in your purchase orders.

Thank you for the many years that we have serviced your company and we look forward to many more.

Best Regards,

Calatex, Inc.

/s/ Dukee Kwan
President